Exhibit 23.2   Consent of Netherland, Sewell & Associates, Inc.

     CONSENT OF INDEPENDENT  PETROLEUM  ENGINEERS AND GEOLOGISTS
The undersigned
     hereby consents to be named as the source for certain oil and gas reserve information presented in the form 10-K of Saba Petroleum Company (the "Registrant") as filed with the Securities and Exchange commission pursuant to the Securities Exchange Act of 1934, as amended. NETHERLAND, SEWELL & ASSICOATES, INC.
By: /s/ FREDERIC D. SEWELL
     Frederic D. Sewell
     President
     Dallas, Texas April 14, 1998